UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2015 (April 29, 2015)

RCS Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35924	38-3894716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Ave., 15th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(866) 904-2988

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of R. Lawrence Roth as Director

On April 29, 2015, the board of directors of RCS Capital Corporation (the “Company”) appointed R. Lawrence Roth to serve as a director of the Company for a term expiring upon the earlier of (i) the next annual meeting of the stockholders of the Company and until his successor is duly elected and qualified or (ii) his death, removal or resignation. Mr. Roth will not serve on any committees of the Company.

In 2013, the Company extended a non-interest bearing loan to Mr. Roth in the amount of $187,046 in respect of federal income taxes payable by Mr. Roth on the vested portion of certain restricted stock grants he received upon the commencement of his employment with a subsidiary of the Company. Mr. Roth repaid such loan in full in 2014.  Aside from the foregoing, there are no other related party transactions involving Mr. Roth that are reportable under Item 404(a) of Regulation S-K.

Mr. Roth has served as chief executive officer of Cetera Financial Group, the Company’s independent retail advice division, and as a member of the board of directors of Cetera Financial Holdings, Inc., since May 2014. Previously, Mr. Roth served as the chief executive officer of Realty Capital Securities, LLC (“Realty Capital Securities”), the Company’s wholesale broker-dealer manager, from September 2013 through May 2014.

In January 2006, Mr. Roth became president and chief executive officer of Royal Alliance, a subsidiary of AIG Advisor Group, Inc., and then became president and chief executive officer of AIG Advisor Group in September 2007 until September 2013. Prior to joining AIG Advisor Group, Mr. Roth served as managing director for Berkshire Capital Securities, LLC, from 2001 until January 2006.

Mr. Roth has previously served as chairman of the board of directors, and is currently a board member, of The Insured Retirement Institute, a leading association for the retirement income industry. He also previously served as chairman of the board of directors for the Financial Services Institute, a not-for-profit organization that seeks to ensure that all individuals have access to competent and affordable financial advice. Mr. Roth has over 30 years of experience in the financial services industry with experience in securities, investment banking, brokerage and management.

Mr. Roth began his professional career at Deloitte & Touche as a certified public accountant (CPA). Mr. Roth received his bachelor’s degree from Michigan State University and his juris doctor from the University of Detroit School of Law. He has also graduated from the Owner/President Management Program at Harvard University’s Graduate School of Business Administration. Mr. Roth holds FINRA Series 7, 24 and 63 licenses.

The Company believes that Mr. Roth’s previous prior experience with AIG Advisor Group and other leading broker-dealers, as well as his extensive background in the accounting, investment management, and the independent broker-dealer industries, makes him well qualified to serve as a member of the Company’s board of directors.

Appointment of Brian D. Jones as Director

On April 29, 2015, the board of directors of the Company appointed Brian D. Jones to serve as a director of the Company for a term expiring upon the earlier of (i) the next annual meeting of the stockholders of the Company and until his successor is duly elected and qualified or (ii) his death, removal or resignation. Mr. Jones will not serve on any committees of the Company. There are no related party transactions involving Mr. Jones that are reportable under Item 404(a) of Regulation S-K.

Mr. Jones has been the chief financial officer and assistant secretary of the Company since December 2013. Mr. Jones has served as head of the investment banking division of Realty Capital Securities, one of the Company’s operating subsidiaries, since February 2013. Mr. Jones served as chief operating officer of American Realty Capital Properties, Inc. from February 2013 until November 2013. Mr. Jones served as chief financial officer and treasurer of American Realty Capital Trust, Inc. (“ARCT”) from its internalization in March 2012 until the close of its merger with Realty Income Corporation in January 2013. Prior to ARCT’s internalization, Mr. Jones served as senior vice president, managing director and head of investment banking at Realty Capital Securities and ARC Advisory Services, LLC (“ARC”) from September 2010 through February 2012. Prior to joining Realty Capital Securities and ARC, Mr. Jones was a director in the real estate investment banking group at Robert W. Baird & Co. from February 2008 through August 2010. From January 2005 through November 2007, Mr. Jones was an executive director in the real estate investment banking group at Morgan Stanley & Co. Prior to that, Mr. Jones worked in the real estate investment banking group at RBC Capital Markets from February 2004 through February 2005.

From October 1997 through February 2001, Mr. Jones worked in the real estate investment banking group at PaineWebber, Inc. He also founded in February 2001 and operated through February 2004 an independent financial consulting firm focused on strategic advisory and private capital raising for real estate investment firms. From September 1990 to October 1997, Mr. Jones worked in the real estate tax advisory group at Coopers & Lybrand, LLP, where he was a manager focused on real estate investment trust (“REIT”) and partnership tax structuring. He has more than 17 years of experience advising public and private real estate companies and executing a broad range of complex strategic and capital markets transactions, including approximately $9.0 billion of capital markets transactions, $10.0 billion of real estate acquisitions and dispositions and $35.0 billion of corporate mergers and acquisitions. Mr. Jones is a member of the Connecticut Society of Certified Public Accountants, the Urban Land Institute and the National Association of Real Estate Investment Trusts. Mr. Jones also has FINRA Series 7, 24 and 63 licenses. Mr. Jones received a B.S. with honors in Agricultural and Managerial Economics from the University of California at Davis and an M.S. in Taxation from Golden State University.

The Company believes that Mr. Jones’ previous experience and extensive background in the accounting, finance, investment banking and REIT industries make him well qualified to serve as a member of the Company’s board of directors.

Item 8.01. Other Events.

On May 1, 2015, the Company issued a press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated May 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCS Capital Corporation

Date: May 1, 2015	By:	/s/ Edward M. Weil, Jr.
	Name:	Edward M. Weil, Jr.
	Title:	Chief Executive Officer and Director